Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

17 CFR SECTION 240.13a-14(a)

I, Firouzeh Sarhangi, certify that:

1. I have reviewed this annual report on Form 10-K/A of Corning Natural Gas Holding Corporation for the fiscal year ended September 30, 2018;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 25, 2019 /s/ Firouzeh Sarhangi
Firouzeh Sarhangi, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)